EXHIBIT 3.6

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/12/1996
                                                          960264825 - 2158670

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

ReDox TECHNOLOGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of ReDox TECHNOLOGY CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "THE FOURTH:" so that, as amended said Article shall be and read as follows:

     "The amount of total authorized capital stock of the corporation shall be divided into 100,000,000 shares of common stock having a par value of $0.00005 each and 10,000,000 shares of preferred stock having a par value of $.001 each."

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ReDox TECHNOLOGY CORPORATION has caused this certificate to be signed by an authorized officer, this 12th day of September, 1996.

                                           BY:   /s/ C. D. DOUGLAS
                                               ---------------------------
                                              Name:  C. D. DOUGLAS
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                                              Title: Treasurer
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